Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each of the undersigned (each, a “party”) hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and any applicable national securities exchange) with respect to the Class A common stock of MTech Acquisition Corp., and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party in a signed writing provided to each other party, and any revocation shall apply only with respect to such revoking party.

IN WITNESS WHEREOF, each party, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of September 24, 2018.

Zoe Partners Limited Partnership

By: Zoe Holdings LLC, its General Partner

By:	/s/ Andrew D. Fredman
Name: Andrew D. Fredman
Title: Manager

Zoe Holdings LLC

By:	/s/ Andrew D. Fredman
Name: Andrew D. Fredman
Title: Manager

Andrew D. Fredman

/s/ Andrew D. Fredman